Exhibit 99.1

August 5, 2008

Investor Contact: Martie Edmunds Zakas

Sr. Vice President—Strategic Planning & Investor Relations

770-206-4237

mzakas@muellerwp.com

Media Contact: John Pensec

Director—Corporate Communications and Public Affairs

770-206-4240

jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS FISCAL 2008 THIRD QUARTER RESULTS

WITH NET SALES OF $528.5 MILLION AND EPS OF $0.18

ATLANTA — Mueller Water Products, Inc. (NYSE: MWA.B, MWA) today reported net sales of $528.5 million, income from operations of $53.6 million and net income of $20.3 million, or $0.18 per diluted share, in its third quarter ended June 30, 2008. Summarized consolidated 2008 third quarter results are as follows:

•	Net sales increased 5.2 percent to $528.5 million from $502.5 million in the 2007 third quarter.

•

Net income per diluted share was $0.18 compared to net loss per diluted share of $0.01 in the 2007 third quarter. The 2007 results include a loss on early extinguishment of debt of $36.4 million ($21.0 million after-tax, or $0.18 per share). Excluding the loss on early extinguishment of debt, adjusted net income per diluted share was $0.17 in the 2007 third quarter.

•	Income from operations was $53.6 million and operating income margin was 10.1 percent compared to $57.4 million and 11.4 percent in the 2007 third quarter.

•	Adjusted EBITDA was $76.6 million and adjusted EBITDA margin was 14.5 percent compared to $83.2 million and 16.6 percent in the 2007 third quarter.

•	Free cash flow was $21.7 million in the 2008 third quarter and was $45.1 million for year-to-date fiscal 2008.

“Steps we have taken resulted in several positives in the third quarter. We began to realize the results of our recently announced price increases, continued to benefit from our aggressive cost reduction actions, and enhanced free cash flow through our various working capital initiatives,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products. “Overall, we were pleased with our third quarter results, but remain cautious about the near-term economic environment given the increasing cost of raw materials and weak residential construction market. We will continue to manage through these challenging market conditions by taking necessary actions to recover higher raw material costs and focusing on cost-reduction initiatives.”

Third Quarter Consolidated Operating Results

Net sales for the quarter increased $26.0 million year-over-year due to higher pricing across all business segments, volume increases at both U.S. Pipe and Anvil and the favorable impact of Canadian currency exchange rates.

Income from operations for the quarter was $53.6 million, a decline of $3.8 million year-over-year. Higher sales pricing of $17.6 million offset higher costs of raw materials and purchased components. Under-absorbed overhead and increased selling, general and administrative expenses were partially offset by cost reductions of $11.5 million.

Third Quarter Segment Results

Mueller Co. Segment

Net sales for the Mueller Co. segment of $203.0 million in the 2008 third quarter were essentially flat with 2007 third quarter net sales of $203.1 million. Sales price increases of $4.8 million and a $2.4 million favorable impact of Canadian currency exchange rates basically offset lower volume of $7.3 million. Shipment volumes of iron gate valves, hydrants and brass service products in the quarter were below the prior year period primarily due to the continued downturn in residential construction.

Income from operations of $40.4 million and EBITDA of $52.7 million in the 2008 third quarter compare to $41.5 million and $54.7 million, respectively, in the 2007 third quarter. Higher costs of raw materials and purchased components of $5.3 million were partially offset by higher sales pricing of $4.8 million. Income from operations was further reduced by $2.8 million due to lower shipment volumes and the negative impact of under-absorbed overhead of $3.6 million, partially offset by cost reductions of $5.1 million.

U.S. Pipe Segment

Net sales for the U.S. Pipe segment increased 9.4 percent in the 2008 third quarter to $167.7 million compared to $153.3 million in the 2007 third quarter as a result of $8.0 million of sales price increases and $6.4 million of higher volume of ductile iron pipe shipments.

Income from operations of $2.9 million and adjusted EBITDA of $8.5 million in the 2008 third quarter compare to $8.9 million and $15.2 million, respectively, in the 2007 third quarter. The 2008 third quarter results were negatively impacted by increased raw material costs of $12.2 million, under-absorbed overhead of $4.5 million and other factors. These items were partially offset by higher sales pricing of $8.0 million, cost reductions of $4.9 million and profit from higher shipment volumes.

Anvil Segment

Net sales for the Anvil segment increased 8.0 percent to $157.8 million in the 2008 third quarter compared to $146.1 million in the 2007 third quarter. Net sales growth was driven by sales price increases of $4.8 million, increased volume of $3.6 million and the favorable impact of Canadian currency exchange rates of $3.3 million.

Income from operations of $21.9 million and EBITDA of $26.9 million in the 2008 third quarter compare to $17.4 million and $23.2 million, respectively, in the 2007 third quarter. Income from operations increased due to higher sales pricing of $4.8 million, higher shipment volumes and cost reductions. This increase was partially offset by under-absorbed overhead.

Burlington Closure Restructuring Charges

In November 2007, the Company announced its intention to close U.S. Pipe’s manufacturing operations in Burlington, N.J. while retaining the facility as a full-service distribution center for customers in the Northeast. In connection with this action, the Company also announced its intention to record restructuring charges of approximately $19.0 million. In the 2008 third quarter, the Company recorded $0.2 million of cash restructuring charges. Year-to-date, the Company has recorded $17.9 million total restructuring charges, of which $14.8 million are asset impairment charges and $3.1 million are cash charges related to employee severance and other closure costs. The Company expects to incur the remaining charges over the next six months.

Interest Expense, Net

Interest expense, net of interest income, was $17.5 million in the 2008 third quarter compared to $23.3 million in the 2007 third quarter. Interest expense declined as a result of lower interest rates and lower average net debt outstanding. Also, interest expense in the 2007 third quarter included a $1.7 million charge related to an interest rate swap adjustment.

Income Tax Expense

The effective income tax rate was 43.8 percent in the 2008 third quarter compared to 43.5 percent in the 2007 third quarter.

Use of Non-GAAP Measures

The Company presents certain non-GAAP measures, including adjusted EBITDA and free cash flow. Adjusted EBITDA represents income before depreciation, amortization, interest expense, interest income, income taxes, restructuring charges and the loss on the early extinguishment of debt. The Company presents adjusted EBITDA because it is an important supplemental measure of performance, and management believes it is frequently used by securities analysts, investors and interested parties in the evaluation of financial performance. Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Free cash flow, which represents cash flow from operating activities less capital expenditures, is presented as a measurement of cash flow because it is commonly used by the investment community. Further, management uses it as a reflection of the cash that the Company has available for ongoing business operations and discretionary purposes.

A reconciliation of non-GAAP to GAAP results is included as an attachment to this press release and has been posted at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Wednesday, August 6, 2008 at 9:00 a.m. EDT. Mueller Water Products’ chairman, president and chief executive officer, Gregory E. Hyland, and members of the Company’s leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. Mueller Water Products invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its Web site at www.muellerwaterproducts.com. Investors interested in listening to the call should log on to the Web site several minutes before the start of the call. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the presentation slides.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results in future periods of Mueller Water Products to differ materially from forecasted results. Those risks include, among others, changes in customer orders and demand for our products; changes in raw material prices, labor, equipment and transportation costs; pricing actions by the Company and its competitors; changes in law; the ability to attract and retain management and employees; the inability to successfully execute management strategies with respect to cost containment, production increases or decreases, inventory control, the integration of acquired businesses, and the commencement of operations at our new manufacturing plant; and general changes in economic conditions, residential construction or municipal spending. Risks associated with forward-looking statements are more fully described in our filings with the Securities and Exchange Commission. Mueller Water Products assumes no duty to update its forward-looking statements as of any future date.

About Mueller Water Products

Mueller Water Products is a leading North American manufacturer and marketer of infrastructure and flow control products for use in water distribution networks and treatment facilities. Its broad product portfolio includes engineered valves, hydrants, ductile iron pipe and pipe fittings, which are used by municipalities, as well as the commercial and residential construction, oil and gas, HVAC and fire protection industries. With annual net sales of approximately $1.8 billion, the Company is comprised of three operating segments: Mueller Co., U.S. Pipe and Anvil. Based in Atlanta, Georgia, the Company employs approximately 6,500 people. Mueller Water Products Series B common stock and Series A common stock trade on the New York Stock Exchange under the ticker symbols MWA.B and MWA, respectively. For more information about Mueller Water Products, please visit the Company’s Web site at www.muellerwaterproducts.com.

- MWA -

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in millions)

	June 30,	September 30,
	2008	2007
Assets:
Cash and cash equivalents	$141.9	$98.9
Receivables, net	321.8	302.1
Inventories	440.3	453.5
Deferred income taxes	40.0	29.2
Other current assets	71.1	66.3

Total current assets	1,015.1	950.0

Property, plant and equipment, net	347.5	351.8
Identifiable intangible assets, net	797.2	819.3
Goodwill	871.1	870.6
Other noncurrent assets	22.9	17.5

Total assets	$3,053.8	$3,009.2

Liabilities and stockholders’ equity:
Current portion of long-term debt	$6.1	$6.2
Accounts payable	144.4	112.3
Other current liabilities	93.1	121.8

Total current liabilities	243.6	240.3

Long-term debt	1,090.6	1,094.3
Deferred income taxes	312.9	307.3
Other noncurrent liabilities	74.2	56.3

Total liabilities	1,721.3	1,698.2

Commitments and contingencies

Common stock:
Series A: 400.0 shares authorized; 29.5 shares issued at June 30, 2008 and 29.0 shares issued at September 30, 2007	0.3	0.2
Series B: 200.0 shares authorized and 85.8 shares issued at June 30, 2008 and September 30, 2007	0.9	0.9
Additional paid-in capital	1,426.8	1,422.0
Accumulated deficit	(100.9)	(124.8)
Accumulated other comprehensive income	5.4	12.7

Total stockholders’ equity	1,332.5	1,311.0

Total liabilities and stockholders’ equity	$3,053.8	$3,009.2

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended June 30,		Nine months ended June 30,
	2008	2007	2008	2007

Net sales	$528.5	$502.5	$1,362.4	$1,374.1
Cost of sales	405.1	383.0	1,045.8	1,029.1

Gross profit	123.4	119.5	316.6	345.0

Operating expenses:
Selling, general and administrative	69.6	62.1	200.7	185.7
Restructuring	0.2	—	17.9	—

Total operating expenses	69.8	62.1	218.6	185.7

Income from operations	53.6	57.4	98.0	159.3

Interest expense, net	17.5	23.3	54.8	64.8
Loss on early extinguishment of debt	—	36.4	—	36.4

Income (loss) before income taxes	36.1	(2.3)	43.2	58.1
Income tax expense (benefit)	15.8	(1.0)	18.8	24.5

Net income (loss)	$20.3	$(1.3)	$24.4	$33.6

Basic and diluted net income (loss) per share	$0.18	$(0.01)	$0.21	$0.29

Weighted average shares outstanding:
Basic	115.2	114.8	115.0	114.7

Diluted	115.8	115.3	115.4	115.1

Dividends declared per share	$0.0175	$0.0175	$0.0525	$0.0525

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

NINE MONTHS ENDED JUNE 30, 2008

(UNAUDITED)

(in millions)

				Accumulated
		Additional		other
	Common	paid-in	Accumulated	comprehensive
	stock	capital	deficit	income	Total
Balance at September 30, 2007	$1.1	$1,422.0	$(124.8)	$12.7	$1,311.0
Adjustment to adopt FASB
Interpretation No. 48	—	—	(0.5)	—	(0.5)

Balance at October 1, 2007	1.1	1,422.0	(125.3)	12.7	1,310.5

Net income			24.4		24.4
Dividends declared		(6.0)			(6.0)
Stock-based compensation		9.6			9.6
Stock issued under stock compensation plans	0.1	1.2			1.3
Net unrealized loss on derivative instruments				(4.5)	(4.5)
Foreign currency translation adjustments				(0.7)	(0.7)
Minimum pension liability				(2.1)	(2.1)

Balance at June 30, 2008	$1.2	$1,426.8	$(100.9)	$5.4	$1,332.5

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in millions)

	Nine months ended
	June 30,
	2008	2007
Operating activities:
Net income	$24.4	$33.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	47.2	53.4
Amortization	22.1	21.9
Restructuring	14.8	—
Stock-based compensation	9.6	8.0
Accretion on debt	—	7.1
Deferred income taxes	5.0	(23.2)
Write-off of deferred financing fees	—	11.1
Write-off of premium on notes	—	(22.8)
Other, net	1.9	8.3
Changes in assets and liabilities:
Receivables	(31.0)	20.6
Inventories	2.6	(22.0)
Other current assets and other noncurrent assets	10.8	1.0
Accounts payable, other current liabilities and other noncurrent liabilities	(1.5)	(34.1)

Net cash provided by operating activities	105.9	62.9

Investing activities:
Capital expenditures	(60.8)	(66.1)
Acquisition of business, net of cash acquired	—	(26.2)
Proceeds from sales of property, plant, and equipment	7.4	—

Net cash used in investing activities	(53.4)	(92.3)

Financing activities:
Decrease in outstanding checks	(0.9)	(8.8)
Proceeds from debt borrowings	—	1,140.0
Payments of debt	(3.8)	(1,109.6)
Payment of deferred financing fees	—	(10.8)
Proceeds from issuance of common stock	1.3	—
Dividends to stockholders	(6.0)	(6.0)

Net cash provided by (used in) financing activities	(9.4)	4.8

Effect of currency exchange rate changes on cash	(0.1)	0.2

Net change in cash and cash equivalents	43.0	(24.4)
Cash and cash equivalents at beginning of period	98.9	81.4

Cash and cash equivalents at end of period	$141.9	$57.0

MUELLER WATER PRODUCTS, INC.

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended June 30, 2008
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$203.0	$167.7	$157.8	$—	$528.5

Income (loss) from operations	$40.4	$2.9	$21.9	$(11.6)	$53.6

Interest expense, net					(17.5)
Income tax expense					(15.8)

Net income					$20.3

Net income per diluted share					$0.18

Capital expenditures	$5.0	$15.3	$3.0	$0.2	$23.5

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$40.4	$2.9	$21.9	$(11.6)	$53.6
Restructuring charges	—	0.2	—	—	0.2

Adjusted income (loss) from operations	40.4	3.1	21.9	(11.6)	53.8
Depreciation and amortization	12.3	5.4	5.0	0.1	22.8

Adjusted EBITDA	$52.7	$8.5	$26.9	$(11.5)	$76.6

Adjusted net income, excluding restructuring charges:
Net income					$20.3
Restructuring charges—$0.2 million, net of tax					0.1

Adjusted net income, excluding restructuring charges					$20.4

Adjusted net income per diluted share, excluding restructuring charges					$0.18

Free cash flow:
Net cash provided by operating activities					$45.2
Capital expenditures					(23.5)

Free cash flow					$21.7

	Three months ended June 30, 2007
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$203.1	$153.3	$146.1	$—	$502.5

Income (loss) from operations	$41.5	$8.9	$17.4	$(10.4)	$57.4

Interest expense, net					(23.3)
Loss on early extinguishment of debt					(36.4)
Income tax expense (benefit)					1.0

Net loss					$(1.3)

Net loss per diluted share					$(0.01)

Capital expenditures	$4.3	$14.3	$3.4	$1.6	$23.6

Non-GAAP results:
EBITDA:
Income (loss) from operations	$41.5	$8.9	$17.4	$(10.4)	$57.4
Depreciation and amortization	13.2	6.3	5.8	0.5	25.8

Adjusted EBITDA	$54.7	$15.2	$23.2	$(9.9)	$83.2

Adjusted net loss, excluding loss on early extinguishment of debt:
Net loss					$(1.3)
Loss on early extinguishment of debt—$36.4 million, net of tax					21.0

Adjusted net income, excluding loss on early extinguishment of debt					$19.7

Adjusted net income per diluted share, excluding loss on early extinguishment of debt					$0.17

Free cash flow:
Net cash provided by operating activities					$6.2
Capital expenditures					(23.6)

Free cash flow—net cash used					$(17.4)

MUELLER WATER PRODUCTS, INC.

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Nine months ended June 30, 2008
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$533.5	$392.6	$436.3	$—	$1,362.4

Income (loss) from operations	$92.6	$(15.2)	$50.7	$(30.1)	$98.0

Interest expense, net					(54.8)
Income tax expense					(18.8)

Net income					$24.4

Net income per diluted share					$0.21

Capital expenditures	$13.8	$38.3	$8.5	$0.2	$60.8

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$92.6	$(15.2)	$50.7	$(30.1)	$98.0
Restructuring charges	—	17.9	—	—	17.9

Adjusted income (loss) from operations	92.6	2.7	50.7	(30.1)	115.9
Depreciation and amortization	37.2	16.7	15.0	0.4	69.3

Adjusted EBITDA	$129.8	$19.4	$65.7	$(29.7)	$185.2

Adjusted net income, excluding restructuring charges:
Net income					$24.4
Restructuring charges—$17.9 million, net of tax					10.9

Adjusted net income, excluding restructuring charges					$35.3

Adjusted net income per diluted share, excluding restructuring charges					$0.31

Free cash flow:
Net cash provided by operating activities					$105.9
Capital expenditures					(60.8)

Free cash flow					$45.1

	Nine months ended June 30, 2007
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$561.1	$399.4	$413.6	$—	$1,374.1

Income (loss) from operations	$120.0	$22.9	$44.0	$(27.6)	$159.3

Interest expense, net					(64.8)
Loss on early extinguishment of debt					(36.4)
Income tax expense					(24.5)

Net income					$33.6

Net income per diluted share					$0.29

Capital expenditures	$16.7	$34.2	$12.2	$3.0	$66.1

Non-GAAP results:
EBITDA:
Income (loss) from operations	$120.0	$22.9	$44.0	$(27.6)	$159.3
Depreciation and amortization	38.9	18.0	17.4	1.0	75.3

Adjusted EBITDA	$158.9	$40.9	$61.4	$(26.6)	$234.6

Adjusted net loss, excluding loss on early extinguishment of debt:
Net income					$33.6
Loss on early extinguishment of debt—$36.4 million, net of tax					21.0

Adjusted net income, excluding loss on early extinguishment of debt					$54.6

Adjusted net income per diluted share, excluding loss on early extinguishment of debt					$0.47

Free cash flow:
Net cash provided by operating activities					$62.9
Capital expenditures					(66.1)

Free cash flow—net cash used					$(3.2)